Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Closing of $400 Million Offering of 8.875% Guaranteed Notes Due 2029

PHILADELPHIA, PA, April 12, 2024 — Brandywine Realty Trust (the “Company”) (NYSE: BDN) announced today that its operating partnership, Brandywine Operating Partnership, L.P. (the “Operating Partnership”), has closed its previously announced underwritten public offering of $400 million of its 8.875% guaranteed notes due 2029 (the “Notes”).

The Operating Partnership intends to use the net proceeds of the offering to repurchase or redeem the $335.1 million outstanding principal amount of its 4.10% Guaranteed Notes due October 1, 2024 and for general corporate purposes, which may include the repayment, repurchase or other retirement of other indebtedness.

The offering of the Notes was made pursuant to an effective shelf registration statement and related prospectus and preliminary prospectus supplement filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia and Austin markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 158 properties and 22.4 million square feet as of December 31, 2023, which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. Because such statements involve known and unknown risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. Such risks, uncertainties and contingencies include, among others: risks related to the impact of potential future outbreaks of infectious diseases on our financial condition; results of operations and cash flows and those of our tenants as well as on the economy and real estate and financial markets; reduced demand for office space and pricing pressures, including from competitors, that could limit our ability to lease space or set rents at expected levels or that could lead to declines in rent; uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; the effect of inflation and interest rate fluctuations, including on the costs of our planned debt refinancing; the potential loss or bankruptcy of tenants or the inability of tenants to meet their rent and other lease obligations; risks of acquisitions and dispositions, including unexpected liabilities and integration costs; delays in completing, and cost overruns incurred in connection with, our developments and redevelopments; disagreements with joint venture partners; unanticipated operating and capital costs; uninsured casualty losses and our ability to obtain adequate insurance, including coverage for terrorist acts; additional asset impairments; our dependence upon certain geographic markets; changes in governmental regulations, tax laws and rates and similar matters; unexpected costs of REIT qualification compliance; and costs and disruptions as the result of a cybersecurity incident or other technology disruption. The declaration and payment

2929 Arch Street, Suite 1800, Philadelphia, PA 19104	Phone: (610) 325-5600 • Fax: (610) 325-5622

of future dividends (both timing and amount) is subject to the determination of our Board of Trustees, in its sole discretion, after considering various factors, including our financial condition, historical and forecast operating results, and available cash flow, as well as any applicable laws and contractual covenants and any other relevant factors. Our Board’s practice regarding declaration of dividends may be modified at any time and from time to time. Additional information on factors which could impact us, and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2023. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.